Sub-Item 77Q1: Exhibits

(a) Amended Schedule A to Agreement and Declaration of Trust of FundVantage Trust (the "Trust") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit (a)(iii) to Post-Effective Amendment ("PEA") No. 19 to the Trust's Registration Statement on Form N-1A (the "Registration Statement") filed on April 8, 2010.

(e)(i) Form of Investment Advisory Agreement between the Trust and DuPont Capital Management Corporation was previously filed with the SEC as exhibit (d)(xiv) to PEA No. 21 to the Registration Statement on April 16, 2010.

(e)(ii) Form of Investment Advisory Agreement between the Trust and Olympia American Management Company was previously filed with the SEC as exhibit (d)(xiii) to PEA No. 20 to the Registration Statement on April 9, 2010.

(e)(iii) Investment Advisory Agreement between the Trust and
Pemberwick Investment Advisors, LLC dated January 31, 2010 was previously filed with the SEC as exhibit (d)(vi) to PEA No. 19 to the Registration Statement on April 8, 2010.

(e)(iv) Sub-Advisory Agreement between Pemberwick Investment Advisors LLC and J.P. Morgan Investment Management Inc. with respect to the Pemberwick Fund dated January 31, 2010 was previously filed with the SEC as exhibit (d)(xi) to PEA No. 19 to the Registration Statement on April 8, 2010.

(e)(v) Form of Investment Advisory Agreement between the Trust and Polen Capital Management, LLC was previously filed with the SEC as exhibit (d)(xii) to PEA No. 19 to the Registration Statement on April 8, 2010.

(e)(vi) Form of Investment Advisory Agreement between the Trust and Asset Management Group of Bank of Hawaii was previously filed with the SEC as exhibit (d)(x) PEA No. 18 to the Registration Statement on
March 12, 2010.

(e)(vii) Form of Investment Advisory Agreement between the Trust and Estabrook Capital Management LLC was previously filed with the SEC as exhibit (d)(vix) to PEA No. 17 to the Registration Statement on
February 16, 2010.

(e)(viii) Form of Investment Advisory Agreement between the Trust and Private Capital Management, L.P. was previously filed with the SEC as exhibit (d)(viii) to PEA No. 15 to the Registration Statement on
December 31, 2009.